BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

                                                           High Ridge Commons
                                                             Suites 400 - 403
                                                  200 Haddonfield Berlin Road
                                                          Gibbsboro, NJ 08026

                                                                 EXHIBIT 23-a

Securities and Exchange Commission
Washington, DC 20549


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Form SB-2/A, Amendment No. 2, of our report dated March 29, 2006, relating to the consolidated financial statements of Headliners Entertainment Group, Inc. and Subsidiaries and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/Bagell, Josephs, Levine & Company, L.L.C.
-------------------------------------------
Bagell, Josephs, Levine & Company, L.L.C.

Gibbsboro, New Jersey
April 25, 2006